EXHIBIT 99

Press Release

January 29, 2010

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES ANNUAL MEETING DATE AND RESULTS FOR 4th QUARTER AND YEAR 2009

West Des Moines, IA – West Bancorporation, Inc. (NASDAQ: WTBA) (the “Company”), parent company of West Bank, reports net income available to common shareholders of $2.2 million or $0.13 per share for the fourth quarter of 2009 compared to net income available to common shareholders of $2.1 million or $0.12 per share for the same quarter in 2008.  “We are pleased to announce another quarterly profit given the current adverse economic conditions under which we and our customers are operating,” said Chairman Jack Wahlig.

The results for the fourth quarter included a provision for loan losses of $3 million.  During the fourth quarter, the Company also recognized additional impairment losses on investment securities of $95,000.  “We have attempted to decrease the risk in our investment portfolio over the past two quarters by liquidating certain bonds.  We believe impairment losses in the investment portfolio are largely behind us,” said David Milligan, Chief Executive Officer.

During the fourth quarter, total nonperforming assets increased by $1.2 million to $52.9 million.  The composition of nonperforming assets continued to track as expected with the following changes during the quarter: nonaccrual loans declined by $2.1 million, restructured loans declined by $4 million, and other real estate owned grew by $7.3 million.  “We are making significant progress in working through our problem loans,” added David Milligan.  “We have resolved many difficult situations, even though our overall level of nonperforming assets has not changed significantly over the past three quarters.  We are not certain the level of problem assets has peaked, but we are cautiously optimistic 2010 will be a better year.”

Loans outstanding totaled $1.02 billion at December 31, 2009, down from $1.1 billion a year ago.  “Demand for new loans by our customers is soft.  Commercial real estate, new construction and land development have fallen off substantially.  Related businesses and investors are feeling the pinch.  Our customers are paying down debt where they can,” stated Milligan.  The allowance for loan losses as a percentage of loans outstanding as of December 31, 2009, was 1.87 percent.  This is up from 1.40 percent at December 31, 2008.  Management believes the allowance is adequate to absorb the losses inherent in the loan portfolio, although the adverse economic environment will continue to be a significant determinant of future loan losses.

West Bank’s deposits totaled $1.25 billion at year end 2009 compared to $1.16 billion a year ago.  Deposits associated with SmartyPig, the online savings program developed by Des Moines entrepreneurs, grew $179 million during 2009 and totaled $187 million at year end.  SmartyPig’s success in attracting deposits is outgrowing West Bank and in all likelihood SmartyPig deposits will transition to a much larger bank in 2010.  West Bank has been planning for this transfer and has adequate liquidity to facilitate that transfer.

For the year 2009, the net loss for common shareholders was ($16.9) million compared to net income of $7.6 million for 2008.  The common stock loss per share for 2009 was ($0.97) compared to earnings per common share of $0.44 in 2008.  The net loss for 2009 included an after-tax charge for goodwill impairment that totaled $18.4 million.

At its quarterly meeting on January 27, 2010, the Board of Directors of the Company voted to forgo a quarterly dividend on its common stock.  The Company will pay the United States Treasury $450,000 on February 15, 2010 as a quarterly preferred stock dividend.

The Board also set the record date for the Annual Meeting of Shareholders as March 1, 2010.  The meeting will be held April 29, 2010.

The Company and West Bank continue to be well-capitalized under all regulatory measures.  The following are the regulatory capital ratios as of December 31, 2009:

	Requirements to Be
	Well-Capitalized		Actual
	Amount	Ratio	Amount	Ratio

As of December 31, 2009:
Total Capital (to Risk-Weighted Assets)
Consolidated	n/a	n/a	$171,994	14.5%
West Bank	$118,181	10.0%	166,571	14.1%

Tier I Capital (to Risk-Weighted Assets)
Consolidated	n/a	n/a	157,098	13.2%
West Bank	70,908	6.0%	141,745	12.0%

Tier I Capital (to Average Assets)
Consolidated	n/a	n/a	157,098	9.8%
West Bank	80,016	5.0%	141,745	8.9%

The Company will file its annual report on Form 10-K with the Securities and Exchange Commission in early March 2010.  Please refer to it for a more in-depth analysis of our results.  It will be available on the Investor Relations section of the Company’s website at www.westbankiowa.com when it is filed.

The Company will discuss its results for the fourth quarter and year 2009 during a conference call scheduled for 2:00 p.m. central time today, Friday, January 29, 2010.  The telephone number for the conference call is 800-860-2442.  A recording of the call will be available until March 1, 2010, at 877-344-7529, pass code: 436689.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa.  Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses.  West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (unaudited)
(in thousands, except per share data)
			December 31,	December 31,
CONSOLIDATED STATEMENTS OF CONDITION			2009	2008
Assets
Cash and due from banks			$27,923	$23,712
Short-term investments			103,572	173,257
Securities			351,269	189,558
Loans held for sale			332	1,018
Loans			1,020,710	1,100,735
Allowance for loan losses			(19,126)	(15,441)
Loans, net			1,001,584	1,085,294
Goodwill			-	13,376
Bank-owned life insurance			25,400	25,277
Other real estate owned			25,350	4,352
Other assets			39,624	38,432
Total assets			$1,575,054	$1,554,276

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing			$206,412	$174,980
Interest-bearing
Demand			162,305	97,853
Savings			442,137	238,058
Time of $100,000 or more			271,145	274,825
Other Time			164,618	369,416
Total deposits			1,246,617	1,155,132
Short-term borrowings			42,895	93,356
Long-term borrowings			145,619	145,619
Other liabilities			6,864	10,106
Stockholders' equity			133,059	150,063
Total liabilities and stockholders' equity			$1,575,054	$1,554,276

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income (Loss)	Dividends	High	Low
2009
1st quarter	$0.14	$0.08	$12.40	$4.36
2nd quarter	(1.32)	0.01	9.50	5.00
3rd quarter	0.08	-	6.38	4.61
4th quarter	0.13	-	5.50	4.28

2008
1st quarter	$0.08	$0.16	$14.43	$11.71
2nd quarter	0.26	0.16	13.48	8.63
3rd quarter	(0.02)	0.16	16.21	7.30
4th quarter	0.12	0.16	13.50	8.67

(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ
Global Select Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended		Year ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008	2009	2008
Interest income
Loans	$14,271	$15,848	$59,309	$63,525
Securities	1,873	2,109	7,900	8,540
Other	137	196	521	467
Total interest income	16,281	18,153	67,730	72,532

Interest expense
Deposits	4,306	5,607	19,548	21,521
Short-term borrowings	80	224	320	2,827
Long-term borrowings	1,706	1,719	6,768	7,083
Total interest expense	6,092	7,550	26,636	31,431

Net interest income	10,189	10,603	41,094	41,101
Provision for loan losses	3,000	3,000	24,500	16,600
Net interest income after provision for loan losses	7,189	7,603	16,594	24,501

Noninterest income
Service charges on deposit accounts	901	1,249	4,021	4,832
Trust services	205	184	786	789
Gains and fees on sales of residential mortgages	255	188	1,114	544
Increase in cash value of bank-owned life insurance	214	239	776	936
Proceeds from bank-owned life insurance	-	-	840	-
Other income	536	454	2,095	1,866
Total noninterest income	2,111	2,314	9,632	8,967

Investment securities gains (losses), net
Total other-than-temporary impairment losses	(30)	(3,014)	(3,444)	(4,739)
Portion of loss recognized in other comprehensive income (loss) before taxes	(65)	-	832	-
Net impairment losses recognized in earnings	(95)	(3,014)	(2,612)	(4,739)
Realized securities gains (losses), net	(76)	2	1,884	73
Investment securities gains (losses), net	(171)	(3,012)	(728)	(4,666)

Noninterest expense
Salaries and employee benefits	2,444	1,716	9,938	9,257
Occupancy	814	750	3,451	2,992
Data processing	449	391	1,761	1,748
FDIC insurance expense	469	212	2,736	606
Goodwill impairment	-	-	13,376	-
Other expense	1,523	1,367	6,643	5,502
Total noninterest expense	5,699	4,436	37,905	20,105

Income (loss) before income taxes	3,430	2,469	(12,407)	8,697
Income taxes (benefits)	665	590	(7,356)	1,386
Income (loss) from continuing operations	2,765	1,879	(5,051)	7,311

Income (loss) from discontinued operations before income taxes	132	391	(10,262)	563
Income taxes (benefits)	81	162	(696)	238
Income (loss) from discontinued operations	51	229	(9,566)	325
Net income (loss)	2,816	2,108	(14,617)	7,636
Preferred stock dividends and accretion of discount	(568)	-	(2,276)	-
Net income (loss) available to common stockholders	$2,248	$2,108	$(16,893)	$7,636

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended		Year ended
	December 31,		December 31,
SUPPLEMENTAL INFORMATION	2009	2008	2009	2008
Income (loss) from continuing operations	$2,765	$1,879	$(5,051)	$7,311
Preferred stock dividends and accretion of discount	(568)	-	(2,276)	-
Net income (loss) from continuing operations available to common stockholders	$2,197	$1,879	$(7,327)	$7,311

PERFORMANCE HIGHLIGHTS
Return on average equity	8.22%	7.37%	-10.21%	6.47%
Return on average assets	0.70%	0.57%	-0.90%	0.56%
Net interest margin	2.85%	3.24%	2.86%	3.38%
Efficiency ratio	44.02%	32.84%	45.99%	38.56%